                                                                       Exhibit 5


                                                          For MetLife use

                                                          ----------------------
                                                          GAC number

                                                          ----------------------
                                                          Certificate number


   MetLife Income Security Plan (SM)
   Income Annuity Application

   Please read the accompanying instructions carefully before completing this form.

   Application for: (Check One)    / / Non-Qualified
                                   / / Keogh
                                   / / IRA Section 408(b)
                                   / / Section 457(b)
                                   / / Section 401(k)
                                   / / Section 401(a)
                                   / / Section 403(a)
                                   / / SIMPLE IRA
                                   / / Section 403(b)
                                   / / SEP Section 408(k)

1  Annuitant

   -------------------------------------------  --------------------------------
   First name     Middle initial     Last name  Date of birth (Month/Day/Year)

   -------------------------------------------  --------------------------------
   Street address                               Daytime phone number

   -------------------------------------------  --------------------------------
   City                 State         Zip code  Social Security Number

   Sex:                / / Male       / / Female
   Marital Status:     / / Married    / / Unmarried or legally separated

2  Owner

   -----------------------------------------------------------------------------
   Plan or trust name or employer

   -----------------------------------------------------------------------------
   Street address                  City            State               Zip code


3 Type of Annuity (NOTE: If the Plan is subject to ERISA and you are married, you must select the Life Income Annuity for Two with your spouse as the sole Second Annuitant, unless spousal consent is provided.)

   A.  Income Types* (choose and complete either 1, 2, or 3)
       1.  Income payments based on your life
           ----------------------------------
           / /    Lifetime Income Annuity
           / /    Lifetime Income Annuity with a Guarantee Period
                  of ____ years and ____ months**
           / /    Lifetime Income Annuity Limited to a Period of ____ years
                  and ____ months***

       2.  Income payments based on your life and someone else's life
           ----------------------------------------------------------
           / /    Lifetime Income Annuity for Two
           / /    Lifetime Income Annuity for Two with a Guarantee Period
                  of ____ years and ____ months**

                  For either of the above two options, please mark the appropriate boxes below:

                  a)  Income payments to reduce by:
                      / / 0% (no reduction)  / / 25%  / / 33 1/3%   / / 50%
                  b)  Upon the death of: / / Annuitant named in
                                             Section 1 above
                                         / / Either annuitant

       3.  Income for a fixed period only
           ------------------------------
           / / Income Annuity for a Guarantee Period of ____ years and ____ months***

       Note: You must provide proof of all annuitants' birth dates. A certified birth certificate or copies of two other proofs of birth date such as a passport or baptismal certificate are preferred.

   B.  Payment frequency:  / / Monthly
                           / / Quarterly
                           / / Semi-Annually
                           / / Annually

   C.  Payment start date:            /          /
                           ----------------------------------------
                            Month        Day          Year

       (Income payments must begin within 12 months.)

   * If you are purchasing this annuity after age 70 1/2, the Income Types you can choose may be limited.

   ** Between 5 and 30 years, although Federal tax law may limit the number of years allowable for this option.

  *** Between 10 and 30 years, although Federal tax law may limit the number of years allowable for this option.



Form G.20381                                               MISP Application Form

4 Second Annuitant (complete only if income for two - with or without a guarantee period - is elected under Section 3). If the Plan is subject to ERISA and you are married, your spouse must be the second annuitant, unless spousal consent is provided.

   -----------------------------------------------------  ----------------------
   First name    Middle initial     Last name             Date of birth

   -----------------------------------------------------  ----------------------
   Street address   City      State      Zip              Daytime phone number

   -------------------------                              ----------------------
   Relationship to annuitant   Sex: / / Male / / Female   Social Security Number


   The surviving annuitant is to receive any death benefit payable before the payment start date:
                   / / Yes              / / No

5  Beneficiary Designation

   Beneficiary(ies)

         Any death benefit payable before the payment start date, and/or any income payments due after the death of the last annuitant, will be paid to the beneficiary(ies) listed below in equal shares, unless specified otherwise.


         -----------------------------------------------------------------------
         Name             Relationship     Social Security Number     Percentage

         -----------------------------------------------------------------------
         Name             Relationship     Social Security Number     Percentage

   A.    Contingent beneficiary(ies)

         If all beneficiaries listed above die before the annuitant(s), any payments due will be paid to the following contingent beneficiaries, if any, living at the time those beneficiaries become entitled to those benefits. Income payments will be paid in equal shares, unless specified otherwise.


         -----------------------------------------------------------------------
         Name             Relationship     Social Security Number     Percentage

         -----------------------------------------------------------------------
         Name             Relationship     Social Security Number     Percentage

   Once income payments have begun to primary or contingent beneficiaries, any income payments due such person upon his or her death shall be payable to his or her estate.

6  Direct Deposit

   Please complete the following information to have income payments deposited directly to your account at the financial institution specified below.

         Type of account: / / Checking / / Savings
                          / / Other __________________ (Specify type)

         Account number: ___________________ Bank routing number* ______________

         * Please obtain this number from your financial institution. If you are unable to do so, you may attach a voided check from your checking account or a deposit slip from your savings account.

         Financial Institution:
                               -------------------------------------------------
                               Name

         -----------------------------------------------------------------------
         Street address         City             State               Zip

   / /   Check here if you prefer to receive your income payments by check.

7  Purchase Payment Information

   A.    Purchase payment: $__________________

Form G.20381
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8  Investment Objective and Allocation

   A.    Investment Objective: (check only one)
         / / Income preservation (with no fluctuations)
         / / Moderate income growth (with some fluctuations)
         / / Strong income growth (with greater fluctuations)
         / / Maximum income growth (with potentially large fluctuations)


   B. Select one of the four pre-mixed options or create your own mix. If you select a pre-mixed option, it should match the investment objective you indicated. If you create your own mix, indicate the percentage to be allocated to each funding option. The investment objective you indicated above should have the largest percentage allocation. Percentages must be in whole numbers and total 100%. You may change your allocation at any time. The funding options are listed by their approximate degree of risk from conservative to aggressive. Note that these allocations will be established at issue. Investment performance will cause them to vary over time.

   -------------------------------------------------------------------------------------  ------------------  -------------------
   / /   Pre-mixed option                       OR             / /   Your own mix
   -------------------------------------------------------------------------------------  ------------------  -------------------
                                                         |
                                                         |
   / /   Option #1 - Income preservation                 |     Income preservation
                                                         |     -------------------
                  100% Fixed                             |     Fixed Interest Account                                           %
                                                         |                                                                  ---
                                                         |     Moderate income growth
                                                         |     ----------------------
                      OR                                 |     Lehman Brothers(R)Aggregate Bond Index                           %
                                                         |                                                                  ---
                                                         |     State Street Research Income                                     %
                                                         |                                                                  ---
   / /   Option #2 - Moderate income growth              |     State Street Research Diversified                                %
                                                         |                                                                  ---
                                                         |
            75% Fixed / 25% Variable*                    |     Strong income growth
                                                         |     --------------------
                                                         |     MetLife Stock Index                                              %
                                                         |                                                                  ---
                       OR                                |     Harris Oakmark Large Cap Value                                   %
                                                         |                                                                  ---
                                                         |     T. Rowe Price Large Cap Growth                                   %
                                                         |                                                                  ---
                                                         |     State Street Research Growth                                     %
                                                         |                                                                  ---
   / /   Option #3 - Strong income growth                |     Davis Venture Value                                              %
                                                         |                                                                  ---
                                                         |     Putnam Large Cap Growth                                          %
                                                         |                                                                  ---
            50% Fixed / 50% Variable*                    |     MetLife Mid Cap Stock Index                                      %
                                                         |                                                                  ---
                                                         |     Neuberger Berman Partners Mid Cap Value                          %
                                                         |                                                                  ---
                                                         |     Janus Mid Cap                                                    %
                                                         |                                                                  ---
                       OR                                |
                                                         |     Maximum income growth
                                                         |     ---------------------
   / /   Option #4 - Maximum income growth               |     State Street Research Aggressive Growth                          %
                                                         |                                                                  ---
                                                         |     Loomis Sayles High Yield Bond                                    %
                                                         |                                                                  ---
             25% Fixed / 75% Variable*                   |     Russell 2000(R) Index                                             %
                                                         |                                                                  ---
                                                         |     T. Rowe Price Small Cap Growth                                   %
                                                         |                                                                  ---
                                                         |     Loomis Sayles Small Cap                                          %
                                                         |                                                                  ---
                                                         |     State Street Research Aurora Small Cap Value                     %
                                                         |                                                                  ---
*  Note: The variable component is allocated             |     Scudder Global Equity                                            %
   to the following investment divisions:                |                                                                  ---
                                                         |     Morgan Stanley EAFE(R) Index                                      %
                                                         |                                                                  ---
   MetLife Stock Index - 35%                             |     Putnam International Stock                                       %
                                                         |                                                                  ===
                                                         |                                         TOTAL MUST EQUAL         100 %
   Lehman Brothers(R)                                    |
         Aggregate Bond Index - 20%                      |
   Morgan Stanley EAFE(R) Index - 20%                    |
   MetLife Mid Cap Stock Index - 15%                     |
   Russell 2000(R) Index - 10%                           |
                                                         |

9  Financial Disclosure

   A.    Purpose for purchasing this annuity:   / / Retirement
                                                / / Other (please specify)

   B.    Total annual income $_________________  Source of income_______________

   C.    Ages of dependents ____________________________________________________

   D. For IRA purchases, please indicate vested retirement funds (excluding the purchase amount); for Non-Qualified purchases, please indicate assets (net savings and investments exclusive of personal residence, home furnishings and personal automobiles).

         / / $0 - 9,999           / / $10,000 - 19,999    / / $20,000 - 39,999
         / / $40,000 - 69,999     / / $70,000 - 99,999    / / $100,000 - 249,999
         / / $250,000+

10 Tax Withholding Election

   The taxable portion of each income payment is subject to federal tax withholding under IRS wage withholding tables by treating you as married, claiming three withholding allowances, unless you file an election to request withholding on a different basis. Your election will remain in effect until you change or revoke it by filing a new election. You may change your election at any time and as often as you wish.

         If you elect not to have withholding apply to your income payments, or if you do not have enough federal income taxes withheld from your income payments, you may be responsible for paying estimated tax directly to the Internal Revenue Service. You may incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. If you have not provided the correct taxpayer identification number, we will treat this election as invalid and will withhold taxes by treating you as a single person with no withholding allowances. This will remain in effect until your correct tax identification number is received. Certain states require withholding of state income tax when federal income tax withholding applies. Additionally, certain states may impose similar estimated tax rules and tax penalties. You should consult with your tax advisor to determine whether any of these states may impose similar estimated tax rules and tax penalties and whether those apply to you.

   Select one of the withholding options listed below:

   / / Do not withhold federal or state income taxes from my income payments. (My election is void unless I have provided my correct tax identification number.)

   / / I want federal income taxes and state income taxes, where required, withheld from the taxable portion of each income payment based on the following allowances and marital status selected below:

             / / Married                                       / / Single
             / / Married but withhold at higher single rate

Number of withholding allowances claimed ________________________

Withhold the following additional
amount of taxes from each income payment $________________________

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11 Signature of Annuitant

   (a) Notice to Applicant

   Florida Residents Only Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

   Arkansas, District of Columbia, Kentucky, Louisiana, Maine, New Mexico, Ohio, and Pennsylvania Residents Only Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

   Colorado Residents Only It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance of Regulatory Agencies.

   New Jersey Residents Only Any person who includes any false or misleading information is subject to criminal and civil penalties.

(b) Signature

         I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief. I UNDERSTAND THAT THIS ANNUITY HAS NO CASH VALUE, CANNOT BE SURRENDERED AND THAT INCOME PAYMENTS WILL FLUCTUATE BASED ON THE PERFORMANCE OF THE INVESTMENT DIVISIONS AND THE SPECIFIED INTEREST RATE STATED IN MY CERTIFICATE. I UNDERSTAND THAT THERE IS NO DEATH BENEFIT AFTER THE PAYMENT START DATE UNDER A LIFETIME INCOME OR LIFETIME INCOME FOR TWO TYPE OF ANNUITY. I acknowledge that I have received a current MetLife Income Security PlanSM prospectus.

         If I elected the direct deposit option under Section 6, I understand that MetLife will not be liable for any failure to modify or terminate this arrangement until it has received a written request from me and it has had a reasonable time to act upon it. I understand that MetLife's responsibility is fully satisfied as soon as a deposit is made to my account. If any overpayment of income payments is credited to my account in error, I hereby authorize and direct the Bank or other Depository to charge my account and to refund the overpayment to MetLife.

                                 Signed at
--------------------------------           -------------------------------------
Signature of Annuitant                            City                     State
                                 Date
--------------------------------      ------------------------------------------
Signature of Witness                                Month / Day / Year

Form G-2.0381